                              YAHOO! MARKETPLACE, L.L.C.

                         LIMITED LIABILITY COMPANY AGREEMENT
This LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is made and entered into as of August 26, 1996 (the "Effective Date"), by and among Yahoo! Inc., a California corporation ("Yahoo"), and the other persons whose names are set forth in SCHEDULE 1 hereto. Capitalized terms not otherwise defined herein are defined in Section 1.9.

               WHEREAS, the Members desire to form a Delaware limited liability company on the terms and conditions set forth in this Agreement.

               NOW, THEREFORE, the Members hereby agree as follows:

                                      ARTICLE I

                                 FORMATION OF COMPANY

               1.1 FORMATION. The Members hereby form the Company pursuant to the Delaware Limited Liability Company Act (6 Del. Code Sections 18-101 ET SEQ.) (the "Act"), which Act shall govern the rights and liabilities of the Members except as otherwise herein expressly stated.

               1.2 NAME OF THE COMPANY. The name of the Company is Yahoo! MarketPlace, L.L.C., a Delaware limited liability company.

               1.3 FILINGS, OTHER ACTIONS. Yahoo has caused to be filed a Certificate of Formation (the "Certificate") with the office of the Secretary of State of Delaware. The Board (as defined below) shall take all other actions which may be necessary or appropriate from time to time to comply with all requirements of law for the formation and operation of a limited liability company and to ensure the limited liability of the Members in the State of Delaware and all jurisdictions where the Company may elect to do business.

               1.4 PLACE OF BUSINESS. The principal place of business for the Company initially shall be at 635 Vaqueros Avenue, Sunnyvale, CA 94086; provided, however, that the Board may change the address of the principal office by notice in writing to all the Members. In addition, the Company may maintain such other offices and places of business as the Board may deem advisable.

               1.5 TERM. The Company shall continue in effect perpetually, subject to earlier termination in accordance with the provisions of this Agreement.

               1.6  PURPOSES AND POWERS.

                    (a) Subject to the provisions of this Agreement, the purposes of the Company shall be to provide on-line services and related products and services targeted to individual and business consumers located within the United States and its territories, as well as any and all activities necessary or incidental thereto.

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                    (b)  The Company shall have all powers necessary,
suitable or convenient for the accomplishment of its purposes.

                    (c) Nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

               1.7 DELAWARE OFFICE; AGENT FOR SERVICE OF PROCESS. The Company's agent for service of process in the State of Delaware shall be c/o The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L100, Dover, County of Kent, Delaware. The name of the registered agent for service of process on the Company is The Prentice-Hall Corporation System, Inc. The Board may designate a different agent for service of process at any time, provided, however, that the Board shall give all of the Members written notice promptly following such change.

               1.8 TITLE TO COMPANY PROPERTY. All property owned by the Company, whether real or personal, tangible or intangible, shall be owned by the Company as an entity, and no Member individually nor any other person, partnership, corporation or other entity shall have any ownership interest in such property.

               1.9 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings ascribed to them below. Capitalized terms defined in the Operating Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement.

                    (a) "ACT" shall mean the Delaware Limited Liability Company Act, 6 Del. Code Sections 18-101 ET SEQ.

                    (b) "AFFILIATES" shall mean Subsidiaries and Related Entities and with respect to VMI, Visa International Service Association. A "Subsidiary" shall mean a company in which on a class-by-class basis, more than fifty percent (50%) of the stock entitled to vote for the election of directors is owned or controlled by a party, but only so long as such ownership or control exists. For Visa and VMI, a "Related Entity" shall mean an entity (A) at least fifty percent (50%) of whose stock or other equity is owned collectively by Visa Members and that has the authority to process Visa payment transactions, but only so long as such ownership exists; (B) has an equity interest in Visa and is owned in whole collectively by Visa Members or financial institutions (E.G., national or regional group members); or (C) is exclusively managed by Visa or a national or group member of Visa for the purpose of processing Visa payment transactions, but only so long as such exclusive management exists. Notwithstanding anything to the contrary set forth above, however, Subsidiaries or Related Entities do not include any individual Visa Member, bank or like financial institution. Visa Affiliates include, for example, without limitation, Visa USA, Inc., Vital, Inc., Plus and Interlink.

                    (c) "AGREEMENT" shall mean this Limited Liability Company Agreement, as the same may be amended from time to time (including by the addition of Counterparts).

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                    (d)  "APPROVAL" shall mean consent by the Members to an
action by the affirmative vote of Members holding a majority of the Percentage Interests in the Company entitled to vote with respect to such matter, or such other Percentage Interests as may be expressly stated herein, which vote may be obtained either at a meeting of Members duly noticed (to the address of each Member shown on the Company's records at least ten (10) days prior to the date set forth in such notice) or by a written consent executed and delivered by such Members; provided, however, that if Approval is obtained by written consent, the Company must send written notice of the action so taken to each non-consenting Member within three (3) days after the taking of such action. The failure of the Company to provide such written notice to the non-consenting Members shall not invalidate the action so taken so long as such failure was inadvertent.

                    (e) "BANKRUPTCY" shall mean with respect to any person, being the subject of an order for relief under Title 11 of the United States Code, or any successor statute in any foreign jurisdiction having like import or effect, or that such person shall have made an assignment for the benefit of its creditors generally or a receiver shall have been appointed for substantially all of the property and assets of such person.

                    (f) "BOARD" shall mean the Board of Managers of the Company, designated in accordance with Section 3.1.

                    (g) "BOOK VALUE" shall mean, as of any particular date, the value at which the Company's assets are properly reflected on the books of the Company as of such date in accordance with the provisions of Treasury Regulations Section 1.704-1(b). The Book Values of all Company assets shall, if the Board in its sole discretion deems it appropriate, be adjusted to equal their respective gross fair market values, as determined by the Board, at the times specified in those regulations.

                    (h) "CAPITAL ACCOUNT" shall mean the individual capital account of a Member maintained in accordance with Section 2.5 hereof.

                    (i) "CAPITAL CONTRIBUTION" shall have the meaning set forth in Section 2.2 hereof.

                    (j)  "CERTIFICATE" shall have the meaning set forth in
Section 1.3 hereof.

                    (k) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                    (l) "COMPANY" shall mean Yahoo! MarketPlace, L.L.C., a Delaware limited liability company organized pursuant to this Agreement.

                    (m) "COMPETITOR" shall mean, with respect to any party to this Agreement, an entity that would reasonably be determined to be involved in any substantial way in a business that is directly competitive in any territory with the primary business of such party, whether directly or indirectly, including (without limitation) as a partner, joint venturer or owner of more than ten (10%) of the voting power of such competitive entity.

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                    (n)  "COUNTERPART" shall mean an additional document
executed and delivered by (i) any new Member admitted to membership in the Company after the original date of this Agreement, and (ii) such existing Members having the right under this Agreement to approve the admission of such new Member, which document shall set forth the new Member's Percentage Interest, the resulting Percentage Interests of all other Members, and any other terms and conditions as shall apply to such Members membership in the Company. Each Counterpart shall be attached to, and shall become part of, this Agreement.

                    (o) "DISTRIBUTABLE CASH" shall mean, with respect to each fiscal year of the Company, the Company's cash flow from operations for such fiscal year, as reflected in financial statements audited by the Company's independent public accountants, after providing for reserves that are determined by the Board to be required to fund ongoing development, marketing, operations and capital expenditures of the Company in accordance with the Operating Plan, and after deducting any amounts determined by the Board to be subject to any contingency.

                    (p) "FOUNDERS" shall mean, collectively, Yahoo and each member of the Visa Group.

                    (q) "MANAGEMENT POOL" shall mean the Percentage Interest granted to executives of the Company by the Board as non-cash compensation, which in no event shall exceed cumulatively and in the aggregate eight percent (8%) of the Percentage Interests outstanding on the date of the first grant of Percentage Interests to executives of the Company pursuant to
Section 7.3 hereof. The creation of the Management Pool shall reduce the respective Percentage Interests of each of the Visa Group and Yahoo in equal amounts. For example, if the full eight percent (8%) of the then outstanding Percentage Interests is granted to executives of the Company, each of Yahoo's and the Visa Group's respective Percentage Interest shall be reduced by four percent (4%).

                    (r) "MANAGER" shall mean a person appointed to the Board of Managers in accordance with Section 3.1.

                    (s) "MEMBER" shall mean Yahoo, each member of the Visa Group and each other person admitted to membership in the Company whose names, Capital Contributions and Percentage Interests are set forth on
SCHEDULE 1 hereto and all Counterparts.

                    (t) "OPERATING AGREEMENT" shall mean that certain Operating Agreement dated as of even date herewith between the Company, Yahoo and Visa.

                    (u) "OPERATING PLAN" shall mean the Operating Plan for the Company which has been approved by the Board as the same may be amended from time to time as set forth herein, which Operating Plan shall be updated no less frequently than once each calendar year.

                    (v) "PERCENTAGE INTEREST" shall have the meaning set forth in Section 2.1 hereof.

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                    (w)  "PROFIT" OR "LOSS" shall mean for each taxable year,
the Company's taxable income or taxable loss for such taxable year, as determined under Section 703(a) of the Code and Section 1.703-1 of the Treasury Regulations (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or taxable loss), but with the following adjustments: (i) any tax-exempt income or Company expenditures described in Section 705(a)(2)(B) of the Code shall be taken into account in computing such taxable income or taxable loss; (ii) any item of income or gain required to be allocated specially to a Member under Section 6.2 hereof shall not be taken into account in computing such taxable income or taxable loss; and (iii) in lieu of the depreciation, amortization, gain or loss taken into account in computing such taxable income or loss, the Company shall compute such items based on the Book Value of Company property rather than its tax basis, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3).

                    (x)  "TAX DISTRIBUTIONS" shall mean an amount equal to
(a) the combined effective federal and California maximum corporate income tax rates in effect for such fiscal year (taking into account the deductibility of state taxes against federal taxable income, currently 41%), multiplied by (b) the amount by which the Company Profit (other than income and gain referred to in Section 6.6 hereof) allocated to such Member for such fiscal year exceeds the cumulative net Company Loss (if any) allocated to such Member since the inception of the Company.

                    (y)  "TAX MATTERS PARTNER" has the meaning set forth in
Section 5.6.

                    (z) "TREASURY REGULATIONS" shall mean the Income Tax Regulations issued by the Department of the Treasury.

                    (aa) "VISA" shall mean Visa International Service Association, a Delaware corporation.

                    (bb) "VISA GROUP" shall mean VMI, Sterling Payot Capital, L.P. and their permitted assignees.

                    (cc) "VISA OWNERSHIP PERIOD" shall mean the period commencing with the Effective Date and ending on the later to occur of (i) the date the Visa Group holds, in the aggregate, less than [REDACTED]* of all then outstanding Percentage Interests; or (ii) the date on which the Visa Brand Features are no longer used in the Service.

                    (dd) "VMI" shall mean Visa Marketplace, Inc., a Delaware corporation, a wholly-owned subsidiary of Visa.

               * Confidential treatment requested. Omitted portion filed separately with the Commission.

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                                      ARTICLE II

                                CAPITAL CONTRIBUTIONS

               2.1 PERCENTAGE ECONOMIC INTERESTS. Each Member shall have an undivided percentage economic interest in the Company, including, except as may otherwise be provided in Article VI hereof, each item of income, gain, loss, deduction, credit and distributions of the Company (a "Percentage Interest"), equal to the percentage set forth next to such Member's name on
SCHEDULE 1 of this Agreement (or, after admission of new Members, on the most recently adopted Counterpart).

               2.2  CAPITAL CONTRIBUTIONS.

                    (a) Upon execution of this Agreement, the Founders have contributed to the Company cash in the respective amounts set forth on
SCHEDULE 1. The Founders have agreed at the time of such contribution their respective initial Capital Accounts (as defined below) were equal to the amount of such contributions, subject to adjustment upon the events described in this Agreement. The contributions made by the Founders under this Section 2.2, and the subsequent contributions of cash capital by Members to the Company under Section 2.4, are hereafter referred to as "Capital Contributions."

                    (b) In event that following the execution of this Agreement the Board from time to time determines that the Company requires additional funding (in light of the financial criteria set forth in the Operating Plan), the Members will, within ten (10) days following notice from the Company (which notice shall include a certified resolution of the Board approving such funding), make additional Capital Contributions in cash in the amount set forth in such notice, which shall be made in proportion to their Percentage Interest; provided that the aggregate additional Capital Contributions required by the Board shall not exceed two million dollars ($2,000,000) from all Founders, unless a higher amount receives the unanimous approval of the Founders who hold any of the then outstanding Percentage Interest.

               2.3 MEMBER ADVANCES. In addition to the Capital Contributions provided for under Section 2.2 and without limiting the provisions of Section 2.4, the Members may, if the Board in its discretion deems it appropriate, make cash advances in such amounts and upon such commercially reasonable repayment, interest and other terms as the Board and the Member providing such advance shall agree; provided, however, that during the Visa Ownership Period, such advances shall not be made without Visa's prior written consent. Any such cash advances shall be treated as loans to the Company rather than Capital Contributions and shall therefore not affect a Member's Capital Account.

               2.4 ADDITIONAL CAPITAL CONTRIBUTIONS. The Board may admit additional Members and accept additional Capital Contributions from such additional Members or from existing Members from time to time and on such commercially reasonable terms as the Board deems appropriate;

provided, however, that during the Visa Ownership Period, the Board must obtain Visa's written consent prior to taking any such action unless (i) Visa has been notified of the material terms of the issuance of Percentage Interests in such transaction, and VMI and Sterling Payot Capital, L.P. have the right exercisable within twenty (20) days following such notice to purchase a portion of such new Percentage Interests (on the terms set forth in the notice) up to an amount sufficient for each of VMI and Sterling Payot Capital, L.P. respectively to maintain the amount of its total Percentage Interest immediately preceding such transaction, and (ii) if Yahoo or Yahoo's Affiliates are the only purchasers of such additional Percentage Interests, the material terms of such transaction have been determined in good faith by an independent third party appraiser or investment bank to be fair from a financial point of view to the Company and the Members (other than Yahoo).
No Member shall be obligated to make any other Capital Contributions, and no Member shall make any such further Capital Contributions except as otherwise provided in this Article II.

               2.5  CAPITAL ACCOUNTS.

                    (a) A separate capital account (a "Capital Account") shall be maintained for each Member strictly in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv). Subject to the preceding sentence, each Member's Capital Account shall be (i) increased by the amount of Capital Contributions made by such Member to the Company and allocations to such Member of Company Profits and other items of book income and gain; and (ii) decreased by the amount of money and fair market value of property (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the
Code) distributed to it by the Company and allocations to such Member of Company Loss and other items of book loss and deductions; and (iii) otherwise adjusted in accordance with the additional rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv).

                    (b) In the event the Book Values of Company assets are adjusted pursuant to Treasury Regulations Section 1.704-1(b) and Section 1.9(g), the Capital Accounts of all Members shall be adjusted simultaneously to reflect the allocations of income, gain, loss or deduction that would be made to the Members if there were a taxable disposition of the Company's property for its fair market value. If any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of their fair market values after the Members' Capital Accounts have been adjusted to reflect the manner in which any unrealized income gain, loss or deduction with respect to such assets (that have not been reflected in the Capital Accounts previously) would be allocated between the Members if there were a taxable disposition of the property for its fair market value.

                    (c) If any interest in the Company is transferred in accordance with the provisions of this Agreement, the transferee Member shall succeed to that portion of the Capital Account of the transferring Member as relates to such transferred interest.

                    (d) It is the intent of the Company that the Capital Accounts of all Members be determined and maintained in accordance with the principles of Treasury Regulations

Section 1.704-1 at all times throughout the full term of the Company and the foregoing provisions of this Section 2.5 shall be interpreted in accordance with such intention.

               2.6 RETURN OF CAPITAL; PARTITION. Except as otherwise provided herein, no Member shall have any right to (a) withdraw from the Company, (b) demand the return of all or any part of such Member's Capital Account during the term of the Company or (c) receive a return of such Member's Capital Account from any specific assets of the Company. Each Member irrevocably waives any right which such Member may have to cause a partition of all or any part of the Company's assets. No Member shall be entitled to receive any interest with respect to a Capital Contribution.

               2.7 LIABILITY OF MEMBERS. Notwithstanding anything to the contrary herein contained, no Member shall be liable for any debts, expenses, liabilities or obligations of the Company except as otherwise agreed in writing by such Member or as provided by law.

                                     ARTICLE III

                                MANAGEMENT OF COMPANY

               3.1  BOARD OF MANAGERS.

                    (a) The Board shall consist of five (5) persons, or such higher number of persons determined by Approval of seventy five percent (75%) of all then outstanding Percentage Interests; provided, however, that during the Visa Ownership Period, the number of authorized members of the Board may not be increased without Visa's prior written consent. Each of the directors shall be appointed, and shall serve at the pleasure of, the holders of a majority in interest of all Percentage Interests; provided that, during the Visa Ownership Period, the members of the Board of Directors shall be determined as follows:

                         (i)  Two (2) Managers shall be appointed by, and
shall serve at the pleasure of, Yahoo;

                         (ii) Two (2) Managers shall be appointed by Visa and
shall serve at the pleasure of Visa; provided that each director appointed by Visa shall be a full-time employee of Visa; and

                         (iii)     One (1) Manager shall be appointed by, and
shall serve at the pleasure of, Yahoo, subject to the approval of Visa, which approval shall not be unreasonably withheld.

                    (b) Board actions shall be valid only if made (i) at a meeting held in person or by conference telephone upon at least three (3) business days' prior notice (by telephone, courier or electronic mail confirmed by courier), at which at least a majority of all Managers (including any temporary alternate for a Manager who is reasonably acceptable to a majority of the remaining Managers) then in office are present and a majority of those Managers present at the meeting approve the Board action; or (ii) by a writing signed by at least four (4) Managers

(including during the Visa Ownership Period at least one (1) Manager appointed by Visa, if at such time Visa has an appointee on the Board). Such actions, when evidenced in a writing certified by any person appointed to serve as Secretary or Chairman of the Board of the Company may be relied upon by third parties for all purposes in respect of their dealings with the Company.

                    After the Visa Ownership Period and thereafter so long as Visa or any of its Affiliates shall own any of the total outstanding Percentage Interests, Visa shall be entitled to appoint one (1) Manager, to serve at the pleasure of Visa.

               3.2 CONTROL BY BOARD. Subject to the provisions of Section 3.3, and except as may be otherwise expressly stated in this Agreement, the Board shall have full and exclusive responsibility and authority for the management, supervision and conduct of the business and affairs of the Company and the Board is hereby granted the right, power and authority to do on behalf of the Company all things determined thereby to be necessary or desirable to carry out such duties and responsibilities, including (without limitation) the right, power and authority from time to time to do the following:

                    (a) to borrow money in the name and on behalf of the Company, and to secure any such loans by a mortgage, pledge or other encumbrance upon any assets of the Company;

                    (b) to cause to be paid all amounts due and payable by the Company to any person or entity;

                    (c) to employ such agents, employees, managers, accountants, attorneys, consultants and other persons necessary or appropriate to carry out the business and affairs of the Company, to delegate by express Board action any powers of the Board enumerated herein (subject to the provisions of Section 3.3), and to pay to such persons such fees, expenses, salaries, wages and other compensation as it shall in its sole discretion determine;

                    (d) to pay, extend, renew, modify, adjust, subject to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Company;

                    (e) to pay any and all fees and to make any and all expenditures which it deems necessary or appropriate in connection with the organization of the Company, the management of the affairs of the Company and the carrying out of its obligations and responsibilities under this Agreement;

                    (f) to the extent that funds of the Company are, in the Board's judgment, not immediately required for the conduct of the Company's business, temporarily to deposit the excess funds in such bank account or accounts, or invest such funds in such interest-bearing taxable or nontaxable investments, as the Board shall deem appropriate;

                    (g) to acquire, prosecute, maintain, protect and defend or cause to be protected and defended all patents, patent rights, trade names, trademarks, copyrights and service marks, all applications with respect thereto and all proprietary information which may be held by the Company;

                    (h) to enter into, execute, acknowledge and deliver any and all contracts, agreements or other instruments necessary or appropriate to carry on the business of the Company as set forth herein;

                    (i) to acquire interests in such other entities as the Board may deem appropriate to conduct the planned business activities of the Company on such terms as the Board deems in the Company's interests;

                    (j) to cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of the Company, unless the same are contested by the Company;

                    (k) to make all elections and decisions of a tax and accounting nature required or permitted on behalf of the Company, including without limitation the election provided for by Section 754 of the Code; and

                    (l) to exercise all other powers conferred by the Act or other applicable law on, or not prohibited to, a "Manager" of the Company from time to time (as such term in defined in the Act).

               3.3 SPECIAL ACTIONS. During the Visa Ownership Period, the following actions by the Company shall require approval of at least eighty percent (80%) of the then number of authorized Managers and the prior written consent of Visa:

                    (a) appointment of the Chief Executive Officer of the Company (or any other officer of the Company exercising such authority);

                    (b) any sale or transfer of all or substantially all of the Company's assets to any third party;

                    (c) any withdrawal of any Member involving the distribution with respect to such Member's Capital Account;

                    (d)  any dissolution or winding up of the Company;

                    (e) any merger of the Company with another entity (other than in connection with any roll-up or similar transaction in which the substantive economic rights of the Members are not materially adversely affected and all Members are affected in the same manner);

                    (f) any amendment or revision to the Operating Plan including, without limitation, any annual update of the Operating Plan; or

                    (g)  any amendment to this Agreement in accordance with
Section 12.8.

                    Without limiting the foregoing, following the Visa Ownership Period and thereafter so long as Visa or any of its Affiliates shall own any of the total outstanding Percentage Interests, the actions described in (b), (d), (e), (f) and (g) shall require the prior written consent of Visa; if such action would adversely affect Visa in any manner materially differently than the other Members.

               3.4 EXTENT OF MANAGER'S OBLIGATIONS. Each Manager shall devote such time and attention to the activities of the Company as are reasonably necessary and appropriate to carry out the Manager's duties hereunder. It is expressly acknowledged and understood that the Managers may also devote time to the affairs of other entities and to other business activities.

               3.5 STANDARD OF CARE; INDEMNIFICATION. No Manager shall be liable, in damages or otherwise, to the Company or to any of the Members for any act or omission performed or omitted by such Manager pursuant to the authority granted by this Agreement, except if such act or omission results from gross negligence, willful misconduct or bad faith. The Company shall save, indemnify, defend and hold harmless each Manager to the fullest extent permitted by the Act, including without limitation, from and against any and all claims or liabilities of any nature whatsoever, including, but not limited to, reasonable attorneys' fees, arising out of or in connection with any action taken or omitted by such Manager pursuant to the authority granted by this Agreement, except where attributable to the gross negligence, willful misconduct or bad faith of such Manager or such Manager's agents. Each Manager shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any act or omission of such Manager in reliance on such advice shall in no event subject such Manager to liability to the Company or any Member.
Each Member expressly acknowledges and agrees that other Members (and Managers who may be related to such Members) may engage in activities competitive with those of the Company, and may pursue business opportunities that may also be available to the Company; and except as otherwise provided herein or in the Operating Agreement or any other agreement among Members, and except for any liability relating to the misuse or improper disclosure of the Company confidential or proprietary information, no Member shall have any liability as a fiduciary or otherwise in connection with the pursuit of such activities.

               3.6 COMPENSATION OF MANAGERS. The Managers shall receive no other compensation for services to the Company apart from such reimbursement and rights with respect to Company distributions and allocations of Profits and Losses as set forth in Article VI.

                                      ARTICLE IV

                                  RIGHTS OF MEMBERS

               4.1 NO AUTHORITY TO MANAGE. It is expressly understood that no Member, in such Member's capacity as such, other than the Managers, shall take part in the management or control of the business, transact any business for the Company, have the right to vote on any Company matter, or have the power to sign for or bind the Company to any agreement or document. Notwithstanding the foregoing, Members may participate in the management of the Company if and to the extent so contemplated by the terms of any employment relationship with the Company.

               4.2 APPROVAL RIGHTS OF MEMBERS. Notwithstanding Section 4.1 or Article III of this Agreement, the Managers shall not amend the Certificate in any manner that, if contained in an amendment to this Agreement or an action described in Section 3.3, would require the Approval of Members or the separate approval of Visa without first obtaining such approval. Except as provided in this Section 4.2 or as may be otherwise expressly provided under this Agreement or the Act, the Members shall not have the right to approve any other actions or decisions of the Manager with respect to matters relating to the Company.

               4.3 RECORDS OF THE COMPANY. The Company shall make available for inspection at its principal place of business, upon reasonable request for purposes reasonably related to the interest of a person as a Member, any of the following records of the Company: (a) a current list of the full name, last known business or residence address, Capital Contribution and Percentage Interests owned by each Member; and (b) such other books and records as may be required to be provided to the Members pursuant to the Act or other applicable law. The Members acknowledge that the records of the Company constitute valuable trade secrets, and any information or records so obtained or copied shall be kept and maintained in strictest confidence and shall in no event be disclosed to any other parties without the written consent of the Company.

                                      ARTICLE V

                      ACCOUNTING, RECORDS, REPORTS AND MEETINGS

               5.1 BOOKS OF ACCOUNTS AND RECORDS. The Company's books and records and the Certificate shall be maintained at the principal office of the Company and the Members and their designated representatives shall each have access thereto at all reasonable times to the extent set forth in
Section 4.3. The books and records shall be kept in accordance with generally accepted accounting principles applied in a consistent manner by the Company and shall reflect all transactions and be appropriate and adequate for the business of the Company.

               5.2 FINANCIAL STATEMENTS AND REPORTS. The Company will provide to the Members financial statements of the Company annually, which shall be audited by independent auditors of national standing (which may also be the independent auditors to any Member). The Company also will provide within ninety (90) days after the end of each fiscal year of the Company a copy of the Company's federal, state and local income tax or information returns for such fiscal year and any other information reasonably necessary for the preparation of the Members' federal and state income tax returns.

               5.3 BANK ACCOUNT. Company moneys shall be deposited in the name of the Company in one or more financial institutions to be designated by the Board and may be withdrawn on the signatures of such officers of the Company as the Board may designate from time to time.

               5.4 FISCAL YEAR. The fiscal year of the Company shall be from January 1 to December 31, or such other period as may be required by law or determined by the Board.

               5.5 TAX ELECTIONS. The Board, in its sole discretion, shall determine the Company's accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of income, gain, loss, deduction and credit of the Company or any other method or procedure related to the preparation of such tax returns. The Board, in its sole discretion, may cause the Company to make or refrain from making any and all elections permitted by such tax laws (including, without limitation, an election under Section 754 of the Code).

               5.6 TAX MATTERS PARTNER. Pursuant to Section 6231(a)(7)(A) of the Code, the Members hereby designate Yahoo as the Company's "Tax Matters Partner." As such, for any fiscal year in which the Company is subject to the provisions of Section 6221, et seq. of the Code, Yahoo is authorized, at the expense of the Company, to represent the Company and each Member in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend the funds of the Company for professional services and costs in connection therewith. The other Members hereby agree to cooperate with the Manager and to do or refrain from doing any and all acts reasonably required by the Manager in connection with any such proceedings. Yahoo will at all times act in accordance with the direction of the Board with respect to decisions to be made by the Tax Matters Partner.

                                      ARTICLE VI

                            ALLOCATIONS AND DISTRIBUTIONS

               6.1 ALLOCATIONS OF COMPANY PROFITS AND LOSSES. Company Profits and Losses for each fiscal year shall be allocated in proportion to the Members' Percentage Interests.

               6.2  SPECIAL ALLOCATIONS.

                    (a) If the Company ever has "partnership minimum gain" or "partner minimum gain" (as defined by Treasury Regulations Section 1.704-2), then the rules of such Regulations regarding allocation and chargebacks of such items shall apply.

                    (b) All deductions, losses, and Code Section 705(a)(2)(B) expenditures of the Company, as the case may be, that are treated under Treasury Regulations Section 1.704-2(b) as attributable to "partner nonrecourse debt" of the Company shall be allocated to the Members bearing the risk of loss with respect to such liabilities in accordance with such Treasury Regulations.

                    (c) If any Member unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which creates or increases a deficit in such Member's Capital Account in excess of such Member's share of partnership minimum gain and partner minimum gain (as determined under Treasury

Regulations Section 1.704-2), if any, such Member shall be allocated items of book income and gain in an amount and manner sufficient to eliminate or to reduce, as quickly as possible, such deficit. For purposes of this Section 6.2(c), Capital Accounts shall be adjusted hypothetically as provided for in Treasury Regulations Section 1.704-(b)(2)(ii)(d). The Members intend that the provision set forth in this Section 6.2(c) shall constitute a "qualified income offset" as described in such section of the Treasury Regulations and this Section 6.2(c) shall be interpreted consistent with such intention.

               6.3 TIME OF ALLOCATIONS. The Profit, Loss and other items of the Company for each fiscal year shall be allocated to the Members' Capital Accounts at the end of such fiscal year in accordance with the provisions of Sections 6.1 and 6.2.

               6.4  DISTRIBUTIONS.

                     (a) Tax Distributions shall be distributed to each Member within ninety (90) days after the end of each fiscal year. Tax Distributions to each Member under this subsection (a) shall be credited against and shall reduce by a corresponding amount the next distributions to which such Partner otherwise would be entitled under subsection (b) and subsection (c) of this Section 6.4.

                    (b) To the extent that, after giving effect to Section 6.4(a), the Company has additional Distributable Cash for any fiscal year commencing with the fiscal year ending December 31, 1996, such Distributable Cash will be distributed to the Members in proportion to their respective Percentage Interests within ninety (90) days following the end of such fiscal year.

                    (c) Without limiting Section 6.4(a) or Section 6.4(b), the Board, in its discretion, may, but shall not be obligated to, cause the Company to distribute such other amounts, whether in cash or in kind, as the Board may from time to time deem advisable. Distributions made pursuant to this Section 6.4(c) shall be made to the Members in proportion to their Percentage Interests at the time of such distribution.

                    (d) The Company shall withhold all such amounts as may be required by law and any amounts so withheld shall be deemed to have been distributed under this Section 6.4 to the Member with respect to whom such withholding obligation arose and, to the extent such amounts exceed the amount such Member would have otherwise received, shall be counted towards and reduce by a corresponding amount, future distributions to such Member.
If any sums are withheld with respect to a Member, the Company shall remit the sums so withheld to and file the required forms with the Internal Revenue Service or other applicable government agency, and in the event of any claimed over-withholding, the Member shall be limited to an action against such government agency for refund and hereby waives any claim or right of action against the Company on account of such withholding.

                    (e) Notwithstanding any other provision herein, no distribution shall be made to the Members which would render the Company insolvent.

               6.5 TAX RETURN. The Company shall, within ninety (90) days after the end of each calendar year, file a federal income tax information return and transmit to each Member a copy of such return and a schedule (Schedule K-1 or successor schedule) showing such Member's distributive share of the Company's income, deductions and credits.

               6.6 ALLOCATION OF CERTAIN TAX ITEMS. If any property of the Company is reflected in the Capital Accounts of the Members and on the books of the Company at a Book Value that differs from the adjusted tax basis of such property, then the tax items with respect to that property shall, in accordance with Treasury Regulations Section 1.704-1(b)(4)(i), be shared among the Members in a manner that takes account of the variation between the adjusted tax basis of the applicable property and its Book Value in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Company are taken into account in determining the Members' share of tax items under Code Section 704(c).

               6.7 ALLOCATION BETWEEN TRANSFEROR AND TRANSFEREE. The proportion of the income, gain, loss, deductions and credits of the Company for any fiscal year of the Company during which any Percentage Interest in the Company is transferred by a Member to another party pursuant to the terms hereof that is allocable in respect of such Percentage Interest shall be apportioned between the transferor and the transferee of the Percentage Interest on the basis of the number of days during such fiscal year that each is the owner thereof, without regard to (a) the results of the Company's operations before or after the effective date of the transfer, or (b) any distributions made to the Members before or after the date of the transfer.

               6.8 TAX ALLOCATIONS BINDING. The Members are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Company allocations for income tax purposes.

                                     ARTICLE VII

                                TRANSFER OF INTERESTS

               7.1 LIMITATIONS ON TRANSFERS. No Percentage Interest shall be assigned or transferred by any Member, directly or indirectly, except as follows:

                    (a) The members of the Visa Group may assign or transfer all or part of their respective Percentage Interests only so long as (i) such transfer shall be approved in advance by the holders of a majority of the outstanding Percentage Interest (other than the member of the Visa Group desiring to transfer its Percentage Interest) (which approval may be granted or withheld in such approving Members' sole discretion and shall not be required for any party that is a member of the Visa Group or an Affiliate of Visa or an Affiliate of a member of the Visa Group so long as such transferring Member remains liable for its obligations hereunder); (ii) in no event shall Visa and its Affiliates at any time own less than fifty percent (50%) of the Percentage Interests owned by all members of the Visa Group; and
(iii) such party shall assume in writing all obligations of the transferring party under this Agreement and under the Operating Agreement.

                    (b) Yahoo may assign or transfer all or part of its Percentage Interest only so long as (i) such transfer, shall be approved in advance by the holders of a majority of the outstanding Percentage Interests (other than Yahoo) (which approval may be granted or withheld in such Members' sole discretion and shall not be required for any party that is an Affiliate of Yahoo so long as Yahoo remains liable for its obligations hereunder); and (ii) such party shall assume in writing all obligations of Yahoo under this Agreement and under the Operating Agreement.

                    (c) Any Member other than Yahoo or the members of the Visa Group may transfer or assign all or part of their respective Percentage Interest only so long as (i) any party to which such interest shall be assigned or transferred shall not be a Competitor to the Company, Yahoo or Visa; (ii) such transfer shall be approved in advance by the Board (which approval may be granted or withheld in the Board's sole discretion); and
(iii) such party shall assume in writing all obligations of the transferring party under this Agreement.

                    (d) Except as expressly set forth in the Operating Agreement, no assignment or transfer of any Percentage Interest shall affect any of the assigning or transferring party's obligations under the Operating Agreement (which cannot be assigned without the written consent of the other parties to the Operating Agreement).

               7.2 RIGHTS OF FIRST REFUSAL. Without limiting the provisions of Section 7.1:

                    (a) In the event of a contemplated assignment or transfer by any member of the Visa Group to a party that is not a member of the Visa Group or an Affiliate of Visa or an Affiliate of a member of the Visa Group, the party proposing such transfer shall provide Yahoo with notice of such proposed transfer, which notice shall include a description of all terms of such transfer (including the amount to be transferred, the price to be paid and the date of the proposed transfer), and the name, address and telephone number of the proposed transferee. Yahoo shall have the right, exercisable by notice within thirty (30) days following receipt of such notice, to purchase all or part of the Percentage Interest to be transferred upon the terms and conditions set forth in the notice. In the event that Yahoo does not elect to purchase all or part of such Percentage Interest, the transferring party shall be entitled to complete such transaction (on terms no more favorable to the transferee in any respect) within thirty (30) days following the end of such thirty (30) day period (and any transfer proposed thereafter shall again comply with the foregoing notice and right of first refusal provisions). Yahoo's right of first refusal may be assigned by Yahoo to any Affiliate of Yahoo.

                    (b) In the event of and contemplated assignment or transfer by Yahoo to a party that is not an Affiliate of Yahoo, the party proposing such transfer shall provide the Visa Group with notice of such proposed transfer, which notice shall include a description of all terms of such transfer (including the amount to be transferred, the price to be paid and the date of the proposed transfer), and the name, address and telephone number of the proposed transferee. The Visa Group shall have the right, exercisable by notice within thirty (30) days following receipt of such notice, to purchase all or part of the Percentage Interest to be transferred upon the terms and conditions set forth in the notice. In the event that the Visa Group does not elect to purchase all or part of such Percentage Interest, the transferring party shall be entitled to complete such transaction (on terms no more favorable to the transferee in any respect) within thirty (30) days following the end of such thirty (30) day period (and any transfer proposed thereafter shall again comply with the foregoing notice and right of first refusal provisions). The Visa Group's right of first refusal may be assigned to any Affiliate of Visa or any Affiliate of a member of the Visa Group. The Visa Group shall be entitled to allocate the Percentage Interest subject to the right of first refusal among the members of the Visa Group at the Visa Group's discretion; provided that in the absence of any other agreement the Percentage Interests subject to the right of first refusal shall be allocated pro rata based upon the total Percentage Interest held by all members of the Visa Group.

               7.3 MANAGEMENT POOL. Notwithstanding anything to the contrary in this Agreement, the Board, without the consent or approval of any Member, may admit as Members executives of the Company and grant to them portions of the Management Pool on such terms and conditions as the Board deems appropriate. The allocation of the Management Pool among the executives of the Company shall be subject to the approval of the Board.

               7.4  SPECIAL BUY-OUT RIGHTS OF YAHOO.

                    (a) Yahoo shall have two options, exercisable in Yahoo's sole discretion, to purchase Percentage Interests from the Visa Group. The first option ("First Option") shall be exercisable by Yahoo in the period starting on the first anniversary of the Effective Date and ending twelve
(12) months thereafter. The second option ("Second Option") shall be exercisable by Yahoo during the period starting on the first anniversary of the Effective Date and ending twenty-four (24) months thereafter. If Yahoo elects to exercise either option, (i) it must do so within the appropriate period or such option shall terminate and be of no further force and effect and (ii) it may exercise each option only once for the amounts listed below.

                    (b) The First Option shall be exercised at a price of [REDACTED]* and shall entitle Yahoo to purchase from the Visa Group [REDACTED]* of the then outstanding Percentage Interests.

                    (c) The Second Option shall be exercised at a price of [REDACTED]* and shall entitle Yahoo to purchase from the Visa Group [REDACTED]* of the then outstanding Percentage Interest.

                    (d) The First Option and the Second Option shall be reduced proportionately for any reduction in the Visa Group's Percentage Interests below [REDACTED]* of all then outstanding Percentage Interests that occurs at any time prior to the second anniversary of the Effective Date except that the First Option and the Second Option shall not be reduced for any reduction in the Visa Group's Percentage Interests that is a result of
(i) the creation of the Management Pool (such reduction in the Visa Group's interest shall not be greater than four percent (4%) of all then outstanding Percentage Interests) and (ii) the exercise by Yahoo of any purchase rights granted in this Section 7.4. Any such reduction in the First Option and/or the Second Option shall be applied equally to the First Option and to the Second Option.

               * Confidential treatment requested. Omitted portion filed separately with the Commission.

                    (e) Notwithstanding anything to the contrary contained herein, in no event shall the exercise of the First Option or the Second Option result in the Visa Group owning less than [REDACTED]* of the then outstanding Percentage Interests. In such event the First Option and/or the Second Option shall be reduced so that after exercise of the option(s) the Visa Group shall own at least [REDACTED]* of the then outstanding
Percentage Interests. Any reduction in the First Option or the Second Option required by this Section 7.4(e) shall be applied equally to the First Option and the Second Option. No such reduction shall affect any prior exercise of the First Option or the Second Option.

                    (f) Yahoo's purchase rights under this Section 7.4 may be assigned in part by Yahoo to one or more third party investors none of which is a Competitor of the Company or Visa; provided, however, that (i) Yahoo may only assign rights to purchase Percentage Interest from the Visa Group that represent cumulatively and in the aggregate less than a majority of the Percentage Interests subject to such purchase rights and (ii) Yahoo may not assign any of its non-economic rights set forth in this Agreement or the Operating Agreement, including, without limitation, its rights to appoint Managers to the Board or any of its rights of consent, approval or disapproval.

                    (g) Yahoo shall exercise its purchase rights hereunder through written notice within the time periods specified above to the member of the Visa Group then holding the greatest Percentage Interest, and the Visa Group shall be entitled to allocate the Percentage Interests to be purchased in the Visa Group's discretion; provided that, in the absence of any other agreement, the Percentage Interests to be purchased shall be allocated pro rata based upon the total Percentage Interests held by all members of the Visa Group. The date the Visa Group receives the written notice of Yahoo's election to purchase a portion of the Visa Group's Percentage Interest shall be the "Notice Date." Yahoo shall be deemed to have exercised any purchase right granted in this Section 7.4 on the Notice Date related to such purchase right. Any purchase by Yahoo under this Section 7.4 shall be completed within thirty (30) days following the Notice Date; provided that such period shall be extended to the extent required by applicable law (including, without limitation, any delay required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976). The purchase price for Percentage Interests purchased may be paid by Yahoo either in cash, shares of Yahoo Common Stock, or a combination of both, as determined in Yahoo's sole discretion; provided that any shares of Yahoo Common Stock shall be registered under the Securities Act of 1933 (and qualified or exempt under any applicable state blue sky authorities) in a manner permitting public resale no later than ninety (90) days following the closing of the purchase of Percentage Interests. The value of any shares of Yahoo Common Stock for these purposes will be determined based upon the average closing price of such shares on the NASDAQ Stock Market (or such other principal exchange or trading system upon which such shares are traded or sale prices are quoted) for the thirty (30) trading days preceding the closing of the purchase of Percentage Interests. In the event that any shares issued by Yahoo in such transaction shall not be registered for resale at the time of issuance, the total value of the shares issued in such transaction (based upon the closing price on the second (2nd) trading date preceding effectiveness of the registration statement) shall be at least equal to the

               * Confidential treatment requested. Omitted portion filed separately with the Commission.

purchase price provided herein, or Yahoo will issue sufficient additional registered shares or pay the difference in cash.

                                     ARTICLE VIII

                    DEATH, INCOMPETENCE OR DISSOLUTION OF A MEMBER

               8.1 EFFECT ON COMPANY. The death, incompetence, dissolution or Bankruptcy of a Member shall not entitle any Member to a return of capital other than to the extent such Member normally would be entitled to a distribution under the provisions of this Agreement. Such event shall not cause a dissolution of the Company except as otherwise provided in Section 10.1.

               8.2 RIGHTS OF PERSONAL REPRESENTATIVE. On the death, incompetence, dissolution or Bankruptcy of a Member his or her personal representative, executor, administrator, guardian or conservator shall have all the rights of a Member for the purpose of settling such Member's estate, or administering such Member's property, including the power of assignment.

                                      ARTICLE IX

                                      WITHDRAWAL

               9.1  WITHDRAWAL OF MEMBERS.

                    (a) No Member may withdraw from the Company and receive a distribution with respect to such Member's Capital Account unless such withdrawal has received the Approval of Members holding a majority of all Percentage Interest (disregarding for such purpose the Percentage Interest of the withdrawing Member) and the Board as provided in Section 3.3 hereof.

                    (b) In the event of a withdrawal permitted hereunder, the Percentage Interest in the Company of such Member shall terminate as of such date and, subject to the provisions hereof, the former Member's Capital Account (together with such Member's allocable share of Company Profits or less such Member's allocable share of Company Losses through the date of effectiveness of such withdrawal) shall be paid, subject to the provisions of this Agreement, in cash or in kind, to such former Member within thirty (30) days after the effective date of withdrawal.

                                      ARTICLE X

                         DISSOLUTION, MERGER AND LIQUIDATION

               10.1 EVENTS OF DISSOLUTION. Upon the determination of the Board, as provided in Section 3.3 hereof (without any requirement of Approval by the other Members), the Company will be dissolved and the assets shall either be liquidated forthwith or the property shall be distributed in kind to the Members after payment of the debts of the Company as determined by agreement of the Members. The Company shall also dissolve upon the death, incompetence,

Bankruptcy, retirement, resignation or expulsion of any Member unless Approval is provided by the remaining Members within ninety (90) days after such event to continue the Company.

               10.2 MERGER. The Company shall be merged with another entity under applicable provisions of the Act if (and on such terms as) the Board in its sole discretion deems appropriate (subject to the provisions of Section
3.3 hereof).

               10.3 LIQUIDATION PROCEEDS. In settling accounts after liquidation, the moneys of the Company shall be applied in the following manner:

                    (a) The liabilities of the Company to creditors, including Members who are creditors to the extent permitted by law, shall be paid or otherwise adequately provided for except for liabilities of the Company for distributions to Members.

                    (b) The remaining assets shall be distributed to the Members in accordance with their positive Capital Account balances. If any assets are to be distributed in kind, each Member's Capital Account shall first be adjusted to reflect the Profits or Losses that would have been allocated to such Member if such assets had been sold for cash at their fair market value at the time of the distribution.

                    (c) In the event that any Member withdraws from the Company in accordance with the provisions of this Agreement, such Member shall be distributed an amount equal to such Member's Capital Account balance as of the date of such withdrawal (taking into account all adjustments to such Capital Account through the date of such withdrawal).

                                      ARTICLE XI

                          CERTAIN SECURITIES RELATED MATTERS

               11.1 INVESTMENT INTENT. Each Member hereby represents and warrants to the Company and to the other Members that such Member's Percentage Interest will be acquired for such Member's own account, for investment, and not with a view to or for sale in connection with any distribution thereof, nor with any present intention of reselling or distributing such Percentage Interest. Each Member fully understands that the Company is relying upon the truth and accuracy of the foregoing representations, and the representations that follow, to establish exemptions from registration under the Securities Act of 1933 (the "Securities Act"), and from registration or qualification under the California Corporate Securities Law of 1986 and other applicable securities laws (the "Laws").

               11.2 ABSENCE OF REGISTRATION. Each Member also hereby represents that such Member understands that such Member must bear the economic risk of such Member's investment in the Company for an indefinite period of time because such Percentage Interest has not been registered under the Securities Act or registered/qualified under the Laws and therefore cannot be sold unless they are subsequently so registered and qualified or exemptions from such registration and qualification are available, and the Company is under no obligation to so register or qualify any Percentage Interest or to comply with any exemption and has no current intention of so doing.

               11.3 RESTRICTED SECURITIES; ABSENCE OF TRADING MARKET. Each Member further hereby represents that such member understands that (a) such member's Percentage Interest constitute "restricted securities" under the Securities Act and that Rule 144 promulgated under the Securities Act is not now available with respect to the transfer of such Member's Percentage Interest and that there is no present likelihood that it will be available in the future, (b) that there is no public market for such Percentage Interest and there is no present likelihood that any such market will develop, and (c) the Company is newly formed and has no earnings or operating history.

               11.4 PREEXISTING RELATIONSHIP; INVESTMENT EXPERIENCE. Each Member represents and warrants (a) that such Member has a preexisting personal or business relationship with Yahoo and/or Visa and/or other members of the Visa Group, as the case may be, such that such Member is aware of the character, business acumen and general business and financial circumstances of such parties, or (b) that either alone or with a purchaser representative, such Member can bear the economic risk of the investment in the Company and has such knowledge and experience in financial or business matters that such Member is capable of evaluating the merits and risks of an investment in the Company.

               11.5 RESIDENCE. Each Member represents that such Member's principal residence (or the location of such Member's executive office in the case of a Member which is an entity) is located in the state of California.

               11.6 ECONOMIC RISK. Each Member hereby represents that such Member has adequate net worth and means for providing for such Member's current needs and personal contingencies to sustain a complete loss of such Member's investment, is able to bear such a loss, and that such Member has no need of liquidity of such Member's investment.

               11.7 RESALE. Each Member hereby represents such Member's awareness that such Member's rights to transfer such Member's Percentage Interest will be restricted by the Securities Act, the Laws, and this Agreement; that any certificates or other documents evidencing such Member's Percentage Interest may bear the legends relating to those restrictions which are set forth herein; and that corresponding notations will be made by the Company in its appropriate records.

               11.8 CORPORATE POWER. Each Member hereby represents that it has all requisite corporate power and authority to execute and deliver this Agreement and the Operating Agreement.

               11.9 AUTHORIZATION. Each Member hereby represents that all corporate action on the part of such Member and its officers, directors and stockholders, necessary for the authorization, execution and delivery of this Agreement and the Operating Agreement, the performance of all obligations of such Member hereunder and thereunder has been taken and this Agreement and the Operating Agreement constitute valid and legally binding obligations of such Member, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               11.10 CONSENTS. Each Member hereby represents that no consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority or other third party is required on the part of such Member in connection with such Member's valid execution, delivery or performance of this Agreement and the Operating Agreement.

               11.11 COMPLIANCE WITH OTHER INSTRUMENTS. Each Member hereby represents that the execution, delivery and performance by such Member of this Agreement and the Operating Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either (i) a material default under any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or (ii) an event that results in the creation of any material lien, charge or encumbrance upon any assets of such Member or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to such Member, its business or operations, or any of its assets or properties.

                                     ARTICLE XII

                                    MISCELLANEOUS

               12.1 NOTICES. Except as otherwise provided herein, any notice or other communication to be given hereunder shall be in writing and shall be (as elected by the party giving such notice): (i) personally delivered; (ii) transmitted by postage prepaid registered or certified airmail, return receipt requested; (iii) transmitted by electronic mail via the Internet with receipt being acknowledged by the recipient by return electronic mail (with a copy of such transmission transmitted by postage prepaid registered or certified airmail, return receipt requested); (iv) transmitted by facsimile (with a copy of such transmission by postage paid prepaid registered or certified airmail, return receipt requested); or (v) deposited prepaid with a nationally recognized overnight courier service. Unless otherwise provided herein, all notices shall be deemed to have been duly given on: (a) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by electronic mail, facsimile or by courier; or (b) three (3) days after the date of posting if transmitted by mail. Either party may change its address for notice purposes hereof on not less than three (3) days prior notice to the other party. Notice hereunder shall be directed to a Party at the address for such Party which is set forth on SCHEDULE 1 to this Agreement.

               12.2 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

               12.3 ASSIGNABILITY. Without limiting the restrictions upon assignment and transfer set forth herein, each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

               12.4 GENDER AND NUMBER. Whenever required by the context hereof, the singular shall include the plural and the plural shall include the singular. The masculine gender shall include the feminine and neuter genders, and the neuter shall include the masculine and feminine.

               12.5 CAPTIONS. Sections, titles or captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any of its provisions.

               12.6 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

               12.7 INTEGRATION. This Agreement, together with the Operating Agreement and all Counterparts, contain the entire agreement of the parties with respect to the subject matter hereof, and supersedes all other agreements or understandings of any kind (including, without limitation, the Letter Agreement between Yahoo and Visa dated March 27, 1996).

               12.8 AMENDMENTS.

                    (a) This Agreement may be amended by the Board (as provided in Section 3.3 hereof) without the consent of any Member for the purpose of adding provisions hereto or changing in any manner or eliminating any of the provisions hereof or of modifying in any manner the rights and obligations of the Members hereunder, in each case without the consent of any other Member. Notwithstanding the foregoing, any such amendment which materially and adversely affects any Member in a manner different from any other Member shall require the Approval of such materially and adversely affected Member.

                    (b) Each of the Members does hereby constitute and appoint the Secretary of the Company (as directed by the Board) as such Member's true and lawful representative and attorney-in-fact, in his name, place and stead to make, execute, sign and file, the Certificate and any amendments thereto in the office of the Secretary of State of the State of Delaware which may be required because of this Agreement or the making of any amendments or supplements thereto as provided in this Section 12.8 and to make, execute, sign and file this Agreement and all amendments thereto and all such other instruments, documents and certificates which, from time to time, in the opinion of the Company's legal counsel, may be required, by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or by this Agreement, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid and subsisting existence and business of the Company.

                               [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.

                                  FOUNDERS:

                                  Yahoo! Inc., a California corporation


                                  By: /s/ Timothy Koogle
                                     -------------------------------------------
                                  Title:  President and CEO
                                        ----------------------------------------

                                  Visa Marketplace, Inc., a Delaware corporation


                                  By: /s/ Scott Randall
                                     -------------------------------------------
                                  Title:  President
                                        ----------------------------------------


                                   Sterling Payot Capital, L.P., a California
                                  limited partnership

                                  By:  Sterling Payot Management, Inc., a
                                       Delaware corporation, its general partner


                                       By: /s/ Robert Smelick
                                          --------------------------------------
                                          Robert Smelick, Managing Director

                                  SCHEDULE 1

Member                                  Initial Cash         Percentage
------                                  Contribution          Interest
                                        ------------          --------

Yahoo! Inc.                              $  550,000             55.0%
635 Vaqueros Avenue
Sunnyvale, CA 94086
Attn: President
Facsimile: (408) 328-3302
e-mail: tkoogle@yahoo.com

Copy to:

James L. Brock
Venture Law Group
2800 Sand Hill Road
Menlo Park, CA 94025
Facsimile: (415) 233-8386
e-mail: jbrock@venlaw.com

Visa Marketplace, Inc.                   $  300,000             30.0%
900 Metro Center Boulevard
Foster City, CA 94404
Attn: Legal Department
Facsimile: (415) 432-2145
e-mail: konsta@ix.netcom.com

Copy to:

Mark Anderson
Farella Braun & Martel
235 Montgomery Street, 30th Floor
San Francisco, CA 94104
Facsimile: (415) 954-4480
e-mail: andersom@fom.com

Sterling Payot Capital, L.P.            $  150,000              15.0%
222 Sutter Street, 8th Floor
San Francisco, CA 94108
Facsimile: (415) 274-4545
e-mail: aversa@spcom.com
                                      --------------        ------------
                                        $1,000,000             100.0%
                                      --------------        ------------
                                      --------------        ------------